Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2001-1

Original Class A Principal	400,000,000.00
Number of Class A Bonds (000's)	400,000.00
Original Class B Principal	58,275,000.00
Number of Class B Bonds (000's)	58,275.00
		2001 Totals

Distribution Date

CLASS A
Class A Principal Distributions		0.00
Class A Interest		4,176,277.77

CLASS B
Class B Principal Distributions		0.00
Class B Interest		670,154.41

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2001-2

Original Class A Principal	550,000,000.00
Number of Class A Bonds (000's)	550,000.00
Original Class B Principal	74,050,000.00
Number of Class B Bonds (000's)	74,050.00

Distribution Date		2001 Totals

CLASS A
Class A Principal Distributions		0.00
Class A Interest		8,999,375.00

CLASS B
Class B Principal Distributions		0.00
Class B Interest		851,564.72